Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Senior Vice President, CFO
	713/646-4222 — 800/564-3036	713/646-4455 — 800/564-3036

FOR IMMEDIATE RELEASE

PAA Natural Gas Storage Reports

First-Quarter 2011 Results

(Houston — May 4, 2011) PAA Natural Gas Storage, L.P. (NYSE: PNG) today reported net income of $6.3 million for the first quarter 2011 as compared to net income for the first quarter of 2010 of $3.1 million. Net income per diluted limited partner unit for the first quarter 2011 equaled $0.10.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $13.6 million for the first quarter 2011, compared with EBITDA of $9.1 million for the first quarter 2010.

The Partnership’s reported results include items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the second table below.  Accordingly, the Partnership’s first-quarter 2011 adjusted net income and adjusted EBITDA were $12.2 million and $19.5 million, respectively, as compared to first-quarter 2010 adjusted net income and adjusted EBITDA of $2.9 million and $8.9 million, respectively.  The Partnership’s adjusted net income per diluted limited partner unit for the 2011 first quarter was $0.20. (See the section of this release entitled “Non-GAAP and Segment Financial Measures” and the tables included with this press release for discussion of adjusted EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“PNG delivered first-quarter operating and financial results above the high end of our guidance range.  These results reflect both solid performance from our assets as well as accelerated realization of certain net revenues previously anticipated later in the year,” stated Dean Liollio, President of PAA Natural Gas Storage.  “We are making good progress on our organic growth capital program and we have substantially completed the integration of the Southern Pines acquisition.  We continue to target achieving an annualized distribution of $1.45 per unit by November 2011.”

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following tables present certain selected financial information for the applicable periods (amounts in thousands):

	Three Months Ended March 31,
	2011	2010

Revenues
Firm Storage Services
Reservation fees	$27,382	$17,493
Cycling fees and fuel-in-kind	1,742	1,180
Hub Services	2,401	1,656
Natural Gas Sales (1)	18,096	—
Other	799	1,876
Total revenues	50,420	22,205

Storage related costs	(5,807)	(6,560)
Natural gas sales costs (1)	(17,599)	—
Operating costs (except those shown below)	(3,087)	(2,004)
Fuel expense	(1,095)	(521)
General and administrative expenses (2)	(9,184)	(4,014)
Interest income and other income (expense), net	—	(5)
EBITDA	$13,648	$9,101

Selected items impacting comparability	5,852	(185)
Adjusted EBITDA	$19,500	$8,916

Reconciliation to net income
Depreciation, depletion and amortization	(6,469)	(2,941)
Interest expense, net of capitalized interest	(834)	(3,037)
Adjusted Net Income	$12,197	$2,938

Selected items impacting comparability	(5,852)	185
Net income	$6,345	$3,123

(1)  PNG established a commercial optimization group in 2010.  Natural gas sales and Natural gas sales costs are attributable to the activities of this group, which resulted in net revenues of approximately $0.5 million.

(2)  Includes significant acquisition-related costs.

First quarter 2011 adjusted EBITDA increased approximately 119% over the prior-year period.  This increase was primarily attributable to the benefit of the Southern Pines acquisition (which closed on February 9, 2011), additional capacity being placed into service at Pine Prairie, partially offset by higher general and administrative expenses (primarily attributable to continued expansion of our business, the establishment of a commercial optimization group and the administrative costs associated with being a public company) and higher operating costs.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following table highlights the selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in thousands, except per unit amounts):

	Three Months Ended March 31,
	2011	2010
Selected Items Impacting Comparability - Income / (Expense):
Equity compensation expense	$1,396	$415
Significant acquistion-related expense	3,995	—
Mark-to-market of open derivative positions	(39)	(600)
Insurance deductible related to property damage incident	500	—
Selected items impacting comparability	$5,852	$(185)

Selected items impacting comparability	$5,852	$(185)
Less: GP 2% portion of selected items impacting comparability (1)	(117)	n/a
LP 98% portion of selected items impacting comparability (1)	$5,735	n/a

Impact to basic net income per limited partner unit (1) (2)	$0.10	n/a
Impact to diluted net income per limited partner unit (1) (2)	$0.10	n/a

(1)                       The GP allocation and per unit information is not applicable for periods preceding the closing of our initial public offering on May 5, 2010.

(2)                       Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

The Partnership’s common units and Series A subordinated units outstanding as of March 31, 2011 totaled 71.1 million.  An additional 13.5 million Series B subordinated units (which do not receive distributions) are outstanding and do not convert to Series A subordinated units unless certain performance conditions are met. At March 31, 2011, the Partnership had $408 million of debt outstanding.

The Partnership has announced a quarterly distribution of $0.3450 ($1.38 on an annualized basis) per unit payable on May 13, 2011 on its outstanding common units and Series A subordinated units.

Prior to its May 5th conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the second quarter and full year of 2011.  A copy of the Form 8-K will be available on the Partnership’s website at www.pnglp.com.

Non-GAAP and Segment Financial Measures

In this release, the Partnership’s adjusted EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is presented because it is a measure used by management to evaluate segment performance and because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

We also believe that adjusted EBITDA is used to assess our operating performance compared to other publicly traded partnerships in the midstream energy industry, without regard to financing methods, capital structure or historical cost basis.  In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of adjusted EBITDA to net income for the periods presented is included in the tables of this release. In addition, the Partnership maintains on its website (www.pnglp.com) a reconciliation of all non-GAAP financial information, such as adjusted EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a joint conference call with Plains All American Pipeline, L.P. at 11:00 AM (Eastern) on Thursday, May 5, 2011 to discuss the following items:

1.               The Partnership’s first-quarter 2011 performance;

2.               The status of expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the second quarter and full year of 2011; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.pnglp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free 800-230-1074. International callers should dial 612-234-9959. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PNG’s website at www.pnglp.com.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 197119.  The replay will be available beginning Thursday, May 5, 2011, at approximately 1:00 PM (Eastern) and continue until 12:59 PM (Eastern) Thursday, June 2, 2011.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the impact of operational and commercial factors that could result in an inability on our part to satisfy our contractual commitments and obligations, including the impact of equipment performance, cavern operating pressures and cavern temperature variances; risks related to the development and operation of natural gas storage facilities; failure to implement or execute planned internal growth projects on a timely basis and within targeted cost projections; interruptions in service and fluctuations in tariffs or volumes on third party pipelines; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; the successful integration and future performance of acquired assets or businesses; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; significantly reduced volatility in natural gas markets for an extended period of time; factors affecting demand for natural gas and natural gas storage services and the rates we are able to charge for such services; our ability to maintain or replace expiring storage contracts at attractive rates and on other favorable terms; the effects of competition; shortages or cost increases of supplies, materials or labor; weather interference with business operations or project construction; our ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; the availability of, and our ability to consummate, acquisition or combination opportunities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; increased costs or unavailability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plan; future developments and circumstances at the time distributions are declared; and other factors and uncertainties inherent in the development and operation of natural gas storage facilities discussed in the Partnership’s filings with the Securities and Exchange Commission.

PNG is a publicly traded master limited partnership engaged in the development, acquisition, operation and commercial management of natural gas storage facilities. The Partnership currently owns and operates three natural gas storage facilities located in Louisiana, Mississippi and Michigan. The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by Plains All American Pipeline, L.P. (NYSE: PAA). The Partnership is headquartered in Houston, TX.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit data)

	Three Months Ended March 31,
	2011	2010

REVENUES	$50,420	$22,205

COSTS AND EXPENSES
Storage related and natural gas sales costs	23,406	6,560
Other operating costs (except those shown below)	3,087	2,004
Fuel expense	1,095	521
General and administrative expenses (1)	9,184	4,014
Depreciation, depletion and amortization	6,469	2,941
Total costs and expenses	43,241	16,040
Operating income	7,179	6,165
OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(834)	(3,037)
Interest income	3	1
Other income (expense)	(3)	(6)
Net income	$6,345	$3,123

CALCULATION OF LIMITED PARTNER NET INCOME: (2)
Net Income	$6,345	n/a
Less: General partner interest in net income	208	n/a
Limited partner interest in net income	$6,137	n/a

Net income per limited partner unit - basic	$0.10	n/a
Net income per limited partner unit - diluted	$0.10	n/a

Limited partner units outstanding - basic (3)	59,466	n/a
Limited partner units outstanding - diluted (3)	59,480	n/a

OPERATING DATA

	Three Months Ended March 31,
	2011	2010

Net revenue margin (4)(5)	$26,975	$15,045
Operating costs / G&A / Other	(7,475)	(6,129)
Adjusted EBITDA	$19,500	$8,916

Average working storage capacity (Bcf)	59.1	44.1

Monthly Operating Metrics ($/Mcf):
Net revenue margin (4)(5)	$0.15	$0.12
Operating costs / G&A / Other	(0.04)	(0.05)
Adjusted EBITDA	$0.11	$0.07

(1)                           Includes significant acquisition-related costs.

(2)                           Calculation of limited partner net income is not applicable for periods prior to the closing of our initial public offering on May 5, 2010.

(3)                           Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or  common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

(4)                           Net revenue margin equals total net revenues minus storage related and natural gas sales cost.

(5)                           Excludes the impact of mark-to market of open derivative positions.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets	$36,988	$35,876
Property and equipment, net	1,231,702	877,808
Base gas	40,368	37,498
Goodwill, intangibles and other, net	437,387	47,546

Total assets	$1,746,445	$998,728

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$21,743	$15,015
Note payable to PAA	200,000	—
Long-term debt under credit facilities	207,500	259,900
Other long-term liabilities	377	423
Total liabilities	429,620	275,338

Total partners’ capital	1,316,825	723,390
Total liabilities and partners’ capital	$1,746,445	$998,728

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In thousands, except per unit data)

	Three Months Ended March 31,
	2011	2010
Numerator for basic and diluted earnings per limited partner unit: (1)
Net Income	$6,345	$ n/a
Less: General partner’s incentive distribution paid (2)	—	n/a
Subtotal	6,345	n/a
Less: General partner incentive distribution paid (2)	(83)	n/a
Less: General partner 2% ownership (2)	(125)	n/a
Net income available to limited partners	6,137	n/a
Adjustment in accordance with application of the two-class method for MLPs (2)	—	n/a
Net income available to limited partners in accordance with application of the two-class method for MLPs (2)	$6,137	$ n/a

Denominator:
Basic weighted average number of limited partner units outstanding (3)	59,466	n/a
Effect of dilutive securities:		n/a
Weighted average LTIP units	14	n/a
Diluted weighted average number of limited partner units outstanding (3)	59,480	n/a

Basic net income per limited partner unit	$0.10	$ n/a

Diluted net income per limited partner unit	$0.10	$ n/a

(1)                           Calculation of limited partner net income is not applicable for periods prior to the closing of our initial public offering, on May 5, 2010.

(2)                           We calculate net income available to limited partners based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  However, FASB guidance requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized in the earnings per unit calculation.  After adjusting for this distribution, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement for earnings per unit calculation purposes.  We reflect the impact of the difference in (i) the distribution utilized and (ii) the calculation of the excess 2% general partner interest as the “Adjustment in accordance with application of the two-class method for MLPs.”

(3)                           Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In thousands, except per unit data)

	Three Months Ended March 31,
	2011	2010
Distributable cash flow (“DCF”)
Net Income	$6,345	$3,123
Depreciation, depletion and amortization	6,469	2,941
Net non-cash equity compensation charge	1,377	415
Maintenance capital expenditures	(106)	(199)
Mark-to-market on open derivative positions	(39)	(600)
Significant acquisition-related expense	3,995	—
DCF	$18,041	$5,680

	Three Months Ended March 31,
	2011	2010
Net income and earnings per limited partner unit excluding selected items impacting comparability
Net Income	$6,345	$3,123
Selected items impacting comparability	5,852	(185)
Adjusted Net Income	$12,197	$2,938

Net income available to limited partners in accordance with application of the two-class method for MLPs (1)	$6,137	n/a
Limited partners’ 98% of selected items impacting comparability (1)	5,735	n/a
Adjusted limited partners’ net income	$11,872	n/a

Adjusted basic net income per limited partner unit	$0.20	n/a

Adjusted diluted net income per limited partner unit	$0.20	n/a

Basic weighted average units outstanding (2)	59,466	n/a

Diluted weighted average units outstanding (2)	59,480	n/a

(1)                           Calculation of limited partner net income is not applicable for periods prior to the closing of our initial public offering on May 5, 2010.

(2)                           Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036